UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2013

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-34872 (Commission File Number)	27-2481988 (IRS Employer Identification No.)
2100 Rexford Road, Suite 414 Charlotte, North Carolina (Address of principal executive offices)		28211 (Zip Code)
Registrant’s telephone number, including area code: (704) 496-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 28, 2013, Campus Crest Communities, Inc. (the “Company”) and its operating partnership, Campus Crest Communities Operating Partnership, LP (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. and Barclays Capital Inc., as representatives of the several underwriters named in Schedule II thereto, relating to the issuance and sale of 25,530,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including 3,330,000 shares issued and sold pursuant to the underwriters’ exercise in full of their option to purchase additional shares. The Common Stock was offered to the public at a price of $12.25 per share, and was offered to the Underwriters at a price of $11.76 per share. The offering is scheduled to close on March 6, 2013, subject to specified closing conditions. The Company estimates that the net proceeds from this offering, after paying the underwriting discount and estimated offering expenses, will be approximately $299.9 million.

The offering was made pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission on December 8, 2011 (File No. 333-177646), a base prospectus, dated December 8, 2011, included as part of the registration statement, and a prospectus supplement, dated February 28, 2013, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Company will contribute the net proceeds from this offering to the Operating Partnership in exchange for OP common units in the Operating Partnership. The Operating Partnership intends to use the net proceeds from this offering to fund an investment in a 48% interest in a portfolio of 35 student housing properties, one undeveloped land parcel and one corporate office building (the “CB Portfolio Acquisition”), and for the payment of related transactional costs, including investment banking advisory fees. Any remaining net proceeds will be used for general corporate purposes, including the repayment of debt.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company and the Operating Partnership and the registration statement in the Underwriting Agreement, and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Raymond James & Associates, Inc. and Barclays Capital Inc. provided investment banking advisory services to the Company in connection with the CB Portfolio Acquisition. To the extent that the Company uses a portion of the net proceeds from this offering to pay the investment banking advisory fees, Raymond James & Associates, Inc. and Barclays Capital Inc. will receive a portion of the net proceeds used to pay such fees. Additionally, affiliates of Raymond James & Associates, Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and RBC Capital Markets, LLC are lenders under the Company’s revolving credit facility. To the extent that the Company uses a portion of the net proceeds from this offering to reduce borrowings outstanding under its revolving credit facility, these affiliates will receive their proportionate shares of such portion of the net proceeds used to reduce amounts outstanding under the revolving credit facility.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to that exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 28, 2013, among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and Raymond James & Associates, Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein

5.1	Opinion of Saul Ewing LLP regarding legality of the shares

23.1	Consent of Saul Ewing LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

Date: March 5, 2013

/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 28, 2013, among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and Raymond James & Associates, Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein

5.1	Opinion of Saul Ewing LLP regarding legality of the shares

23.1	Consent of Saul Ewing LLP (included in Exhibit 5.1)